Form C

Cover Page

Name of issuer:

SlingFin, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CA
Date of organization: 2/5/2010

Physical address of issuer:

1355 4th St.
Suite C
Berkeley CA 94710

Website of issuer:

http://www.slingfin.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$200,000.00

Deadline to reach the target offering amount:

12/19/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$138,159.00	$48,801.00
Cash & Cash Equivalents:	$1,534.00	$1,512.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$58,778.00	$64,570.00
Long-term Debt:	$226,418.00	$0.00
Revenues/Sales:	$112,399.00	$82,564.00
Cost of Goods Sold:	$80,098.00	$41,699.00
Taxes Paid:	$0.00	$0.00
Net Income:	($144,819.00)	($51,274.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SlingFin, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Ying	Vice President	SlingFin	2011
Paul Kramer	Chief Operating Officer	CNW, LLC	2013
Alan Tabor	Principal	OutInUnder	2012
Martin Zemitis	CEO, President	SlingFin	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Richard Ying	Vice President	2011
Richard Ying	Secretary	2011
Martin Zemitis	President	2010
Martin Zemitis	Treasurer	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tim Baka	153200 preferred stock	28.27
Martin Zemitis	221198 preferred stock	40.82

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The shares are speculative investments which involve a substantial risk of loss.
>
> The Company has been operating at a loss and may do so even after the fundraising.
>
> There are significant restrictions on the transferability of the shares.
>
> No federal or state agency has made any findings as to the fairness of the terms of the offering.
>
> Any projections or predictions that may have been made available to investors are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that the actual results will correspond with the results contemplated by the various projections.
>
> A significant portion of the funds raised will be used to purchase inventory. There is no guarantee that the inventory will be sold.
>
> Outdoor gear is a very competitive industry.
>
> Risk of future dilution.
>
> Company will try to do its best to fulfill all perks, but the best interest of the Company will be taken into account when determining use of resources.
>
> Entering product categories with larger audiences also means competing against a more crowded market and against larger companies with more resources.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	For inventory production - will allow us to order higher quantities at discounted pricing

If we raise:	**$100,000**
Use of Proceeds:	Optimal inventory production: will allow us to order higher quantities at discounted pricing, will also allow us to order S17 early

If we raise:	**$200,000**
Use of Proceeds:	This will allow us to get MOQ discounts for volume production - thereby increasing our margins by approximately 10%, help add important members to the team, and launch the HoneyBadger backpack project which will reach a much larger audience and dealer network.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$2.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$18,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$18,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $18,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$18,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$2.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$18,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$18,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Prefered Stock	1000000.0	20750.0	Yes	No
Common Stock	2000000.0	521183.0	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$2.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$2.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

City of Berkeley Dept of Small Business Development loaned $80,000 at 5.25%, 7 year loan, started May 2015
$32,500 in bridge loans - 3 yr term with 5% interest, convertible at 20% discount of latest preferred share price
$50,000 convertible debt with Sibylle Zemitis, started April 2012
LOC for $150,000 at 4.025%, 10 year draw with 15 year payback, started Feb 2015

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

SlingFin is a high-end outdoor gear and apparel company started and primarily staffed by Mountain Hardwear founders. The outdoor industry has consolidated and is driven more by the profit requirements of public companies and institutional investors - as a result more focus is on pubwear and less on high-end gear and apparel which serious users demand and are willing to pay for. Industrywide, quality and innovation have decreased. The SlingFin Founders and its team believe there is a significant current market opportunity to build a new outdoor brand focused on top quality and design.

SlingFin's focus is simple. Make the best gear and apparel possible. SlingFin is creating some of the most technologically advanced, highest quality outdoor gear offered in the market. The Company already has two utility patents for a groundbreaking tent structure system and a backpack and case construction method and products. In the long term, SlingFin will not limit its design efforts to its current product range, mountaineering gear. The SlingFin team will develop products around user-specific activities such as mountaineering, paddle sports, backpacking and hiking - the absolute best design and quality for each use. Product feedback as a result of close relationships with leading expedition guides and professional athletes drives SlingFin's innovation. The use of, and expressed high regard for, SlingFin products by those professional users in-turn drives credibility and is key in positioning the SlingFin brand at the very top of the market pyramid. SlingFin is on its way to becoming an iconic brand recognized for the highest quality products used by professional and other serious users.

Distribution and marketing of SlingFin products currently occurs through two channels: 1) direct to customers, including professional guide services, through SlingFin's own website; 2) a very limited number of specialty outdoor retailers in the U.S. and Canada. Two additional channels, which are key to the SlingFin distribution plan are: 3) a select group of overseas licensees; and 4) direct to customers via websites of affiliated mountaineering, climbing, trekking and river guiding services and outdoor/mountaineering clubs which will earn commissions. These commissions may become a significant source of revenues for guides and create an incentive for guides to wear and use SlingFin products and to feature SlingFin products and the SlingFin website in guide services' marketing materials and websites. Guides and guide services will become economic partners and participate in SlingFin's success, potentially resulting in longstanding, mutually beneficial relationships. Overseas licensees are important because they will expand SlingFin's global reach and financially will provide bottom line dollars to SlingFin's revenue with little or no risk since the licensee will buy straight from the factory and pay SlingFin a licensee fee.

SlingFin currently publicizes and markets its brand, products and extreme usage by guides and professional athletes in places such as Everest, Lhotse, Denali, Aconcagua, Broad Peak, Shishapangma, Manaslu and other serious mountains. Through direct contact with their clients and through their own websites, guides and guide services, as well as those on social media, will become the primary marketers, product "evagelists" and sales representatives of SlingFin products. Such "top-of-the-pyramid" users will add significant visibility and authenticity to the SlingFin brand. Serious tent fans and other hardcore users are pumping up the SlingFin brand in internet postings nothing that SlingFin tents are among the best in the world. OutdoorGearLab recently wrote, "SlingFin more or less identified the drawbacks to existing top-tier dome tents and addressed them all. Down to the last little plastic clip. We suspect that the HardShell is the best 3-4 person four-season dome tent on the planet." The SlingFin HardShell tent also won the 2013 Gold Award at the Friedrichshafen Outdoor Show.

Business Profile - Product Lines

SlingFin Founder and Head Designer Martin Zemitis is widely recognized as the most innovative tent and sleeping bag designer in the business, having also worked many years with Mountain Hardwear (Founder), The North Face, and Sierra Designs. SlingFin launched its product offering with base camp and mountaineering tents used by successful expeditions from 2011 to present. 3-season backpacking tents were first released in 2015, and from there started SlingFin's introduction to a much larger buying audience. SlingFin earned rave reviews for its lightweight, but strong backpacking tents and sales quickly climbed to over $100,000. SlingFin also plans to offer the best-designed, most advanced products made from the most advanced materials available in backpacks, winter headwear, and fleece apparel in the near future.

Industry Veterans and Capitalization

Noteworthy is the longstanding relationship that SlingFin's Founders have with their "best-in-class" tent manufacturer as well as other "best-in-class" manufacturers of sleeping bags, backpacks, apparel, accessories, fabrics and other materials. Based on the Founders' reputations and experience in the industry, SlingFin has been offered unprecedented payment terms and minimum order quantities by suppliers.

The Founders have hired or identified key employees for product design, production, finance, sales, web platform, I.T., planning and graphic design positions.

SlingFin is currently capitalized by its Founders and family/friends "seed round" investors with a total of $249,000 in investment. Operations and production has been financed through a $80,000 loan from the City of Berkeley Department of Economic Development, a $150,000 Line of Credit using personal assets, and $32,500 in convertible debt notes. The terms of the notes are 3 year life, with 5% accrued interest, and convertible at a 20% discount to latest preferred pricing.

SlingFin is looking to move forward into its next phase with an equity crowdfunding round. This next phase will allow full production of expedition tents, 3-season tents, and fleece apparel and accessories and backpack development. Our sales revenue has grown in each year since inception: $26k in 2011, $51k in 2012, $61k in 2013, $93k in 2014, and $114k in 2015. 2016 to date is currently at $38k with the tent selling season about to start and about $250k inventory in stock. Those sales figures are with no sales and marketing budget.

The Timing is Right.

The speciality market for outdoor gear and clothing is over $2B worldwide. The high-risk stages of R&D and dealer acquisition are behind us. As a prominent guide company owner who purchased SlingFin tents for an Everest expedition wrote us: "Congratulations on the new company, we really like working with companies and people who have a bit of soul and a connection and understanding of what we do." There is a BIG HOLE in the industry - products exist but most companies LACK the spirit of their key customers. The North Face, Marmot, Mountain Hardwear and nearly all outdoor companies are designing and building gear for retail buyers, not end users, which leaves the door open for a new high-end brand such as SlingFin.

There is always a risk in investing in a new company, but we feel that we have passed the challenging portion and expect to accelerate our growth, now that the brand name and sales channels have been established. Nonetheless, it may be years before Investors see a return on their investment, if they do at all, but the employees are also shareholders, so the motivation is aligned.

Through a continual open-minded design process, close personal relationships with leading guides and professional athletes, and a selection of investors and business practices that reflect our core brand credibility (that other competitors lack), SlingFin is on target to becoming an iconic brand recognized for the highest quality products used by the most avid adventurers. If you feel as strongly as we do about the value of a company that delivers the highest quality products, we'd love to talk to you about joining our team.

Please check out our website at slingfin.com and our profile at wefunder.com/slingfin or come by our office in Berkeley and see us in person. We've got plenty of new ideas and developments in the works!

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.slingfin.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Alan Tabor
Martin Zemitis
Paul Kramer
Richard Ying

INVEST IN SLINGFIN

Building a world class outdoor brand starting from the top of Mt. Everest

231
investors

$95,650
raised of $50K-$200K goal

$100 min INVEST
Wefunder Portal LLC

Future Equity (SAFE)

$2.5M valuation cap

A SAFE gives you the right to future shares in SlingFin. If you invest, you're betting the company will be worth more than $2.5M in the future.

INVEST $18,000+ FOR VOTING & PRO-RATA RIGHTS

INVESTOR PERKS

$100+	SlingFin Team/Owner Shirt: the official badge of honor and next time you're in the Bay Area, come by the office for a tour with the founders.
$250+	Discounted pricing on ALL SlingFin products: 30% off everything except expedition tents, 20% off expedition tents (up to total amount of investment, does not expire)
$1,000+	Discounted pricing on ALL SlingFin products: 40% off everything except expedition tents, 25% off expedition tents (up to total amount of investment, does not expire)
$1,500+	Access to SlingFin loaner program: Borrow a tent: for your next trip, for a friend, or if just want to try out professional expedition equipment
	Participate in the SlingFin prototype testing program: be the first to test out our newest designs and give valuable feedback before it hits the market
$6,000+	Invitation to SlingFin investor trips: Whitewater rafting with Martin, climbing, mountaineering with Robert Link (investor must secure own transportation to/from starting point, SlingFin will take care of the rest)
	An additional 10% off!: That is 50% off SlingFin products except expedition tents, 35% off expedition tents (up to total amount of investment, does not expire)
	Limited edition products not available to the public (ie. WindSaber with cuben-fiber flysheet and floor)
$12,000+	Brainstorming design session with Martin: if it's a valid design, we'll make a sample for you to keep - who knows, maybe it'll make our product line and you've found your calling as the next great product designer
$25,000+	Trip to Mt. Everest Base Camp with world famous mountaineer Robert Link (investor must secure own transportation to/from starting point - SlingFin will take care of the rest)

We make the highest quality mountaineering and backpacking tents in the world. Our gear works in conditions that cause other equipment to fail. Case in point: we built the only tent to ever spend a night on Mt. Everest. Our founder, Martin, has been building tents since high school and has worked at the biggest outdoor companies: Sierra Designs, Mountain Hardwear, and The North Face.



Martin Zemitis
CO-FOUNDER, SLINGFIN

OUR AMBITION

SlingFin is dedicated to solving difficult design problems. For example our patented WebTruss™ can be pitched in the most extreme weather conditions (think Mt. Everest extreme). We started at the top of the mountain and now we've created durable, lightweight backpacking tents to use on the trail. We've been in the outdoor industry for over 30 years and we've seen quality products disappear. SlingFin is bringing that quality back.

KEY FACTS

- Founders built Mountain Hardwear (acquired by Columbia for $36M).
- Designed the only tent ever to spend a night on Everest summit.
- Won prestigious Gold Award at 2013 Outdoor Friedrichshafen Show.
- Inventor of WebTruss, an entirely new way to pitch a tent.
- 50% margin, growing to 60% with this investment.

slingfin.com

CONSUMER PRODUCTS

WHY I LIKE SLINGFIN

You've seen the pictures and felt your spirit soar with the images of adventurers in high and wild places. Now we can all join and be part of the outdoor design revolution.

Patagonia, North Face, Marmot, Black Diamond – wouldn't it be great to have been able to invest in one of these iconic companies in their infancy, to be a shareholder? Slingfin's Wefunder campaign is that opportunity. I put my money where my mouth is, as an early investor in Slingfin and wholly support this campaign to grow this nascent organization via the same grass roots ethos that it was founded with. The design and management team, led by Martin Zemitis, is an all-star roster of industry pros with an impressive list... **READ MORE**



Brian Larky
INVESTOR IN SLINGFIN AND CHAIRMAN AND FOUNDER OF DALLA TERRA WINERY

THE BUZZ ABOUT SLINGFIN

A new American company that makes the strongest tents on Everest has just launched this new line for backpackers. They're as light as anything else out there, but much stronger, much more livable and, believe it or not, cheaper too.

Gizmodo

July 28, 2015

Companies like SlingFin push the outdoor industry forward with progressive designs and ruthless attention to detail.

Max Neale

Senior Editor, Outdoor Gear Lab

... SlingFin is a manufacturer bent on showing up to market with innovative solutions developed outside the box. It feels that other outdoor companies are too preoccupied with copying each other's designs, focusing on fashion and compromising for profit to properly innovate.

C.C. Weiss

Gizmag

I suspect that 5-10 years from now, SlingFin tents will be some of the most widely-used tents on the highest peaks and most remote places around the world.

GEAR:30

The SlingFin HardShell tent is the equivalent of Air Force One for mountain climbers and polar explorers... It's like a portable luxury suite for the world's most heinous conditions... We suspect that the HardShell is the best 3-4 person four-season dome tent on the planet.

OutdoorGearLab

Real email from Everest: "Just wanted to let you know that [your tent] is hanging tough up at Camp 2 (21,500 ft.) in 50-80 mph winds while other tents are snapping poles. I really think that [your tent] is the best dining tent or dome up there. Climbers from other teams stop by regularly to check out the dome, and I think they are all jealous."

Bill Allen

Co-Owner, Mountain Trip

The Most Important Question to Ask When Buying a Tent

November 19, 2015

How can two tents with identical height and footprint differ in volume by ten cubic feet-the difference between sprawling and spooning? The answer: basic geometry. And it's the reason a growing chorus of tent makers thinks volume should join weight,

Neuheiten 2015: Equipment - die Highlights der OutDoor-Messe

November 1, 2015

Neue Ultraleicht-Zelte, Schlafsacke, Isomatten oder Kletterausrustung - hier finden Sie die wichtigsten Messeneuheiten fur 2015 aus dem Ausrustungsbereich.

Slingfin 2Lite Review: Everest Tent Tech For The Backpacker

July 28, 2015

A new American company that makes the strongest tents on Everest has just launched this new line for backpackers. They're as light as anything else out there, but much stronger, much more livable and, believe it or not, cheaper too. We took one up

Slingfin 2Lite

May 1, 2015

This is a case where the stats don't tell all. While the 2Lite's 29 square foot floor area seems small, living in the tent does not. The two 11 square foot vestibules swallow packs and gear and the elbow room feels expansive when hanging out in the tent.

'Crossbow' Is One Tent For All Seasons

September 4, 2014

SlingFin is a relatively new brand in the tent market, but the Berkley-based company has roots tapping deep into the creative industry wells. In 2010, two of the founders at Mountain Hardwear left to form SlingFin, with a focus on expedition dream tents.

The Ultimate Wired Gift Bag

November 11, 2012

Subscribe and enter for a chance to win this ultimate Wired gift bag.

Honey Badger serves as a backpack and a bicycle pannier

October 10, 2012

Once a relatively lesser known member of the animal kingdom, the honey badger rose to infamy last year, becoming a legend among critters. It's not all that surprising to see the animal referenced in a product name, especially one designed to bring some

Berkeley startup makes high-tech tents for hard-core mountain climbers

May 20, 2011

By Martin Snapp Correspondent Posted: 05/20/2011 01:27:57 PM PDT Updated: 05/21/2011 06:29:36 AM PDT When a team of climbers reached the summit of Mount Everest on Thursday, they had a significant advantage over other teams this spring,

High-end Tent Company SlingFin Enters the Market - Backpacker

September 1, 2010

A master designer attempts to build the last mountain shelter you'll ever need. If anyone else called his creation "The One," it might sound a wee bit pretentious. But when Martin Zemitis, who in the last 33 years has made some of the most popular

OR: New Tent Company - SlingFin - Backpacker

August 6, 2010

There's a new tent company in town and it caters to the hard core. There's a new tent company in town at the Outdoor Retailer's "Tent City" [literally a fenced in grassy patch across from the Salt Palace covered in tents] and they don't include the word

SlingFin seeks to change design assumptions at Summer Market 2010

July 28, 2010

Two industry veterans have launched a new company, SlingFin, which, they say, seeks to return design innovation and quality to a level not seen for a long time in the outdoor industry. SNEWS has the exclusive interview with Martin Zemitis and Tim

FIRST OBJECTIVE: MAKE THE BEST TENTS IN THE WORLD

We're an outdoor equipment company run by industry veterans with a passion for making only the highest quality gear. We planted our flag at the top of the mountain (Mt. Everest to be exact!) and are working our way down while gaining a larger market presence. We've already released our first line of backpacking tents and will soon be adding backpacks and an apparel line.








R. 5
Babu Chiri Sherpa
(1965 – 2001)
World Renowned Mountaineer
NEPAL
2003



33+ YEARS OF EXPERIENCE

Martin has been crafting tents since high school and has worked at the biggest outdoors firms: Sierra Designs, Mountain Hardwear, and The North Face. After 33 years, he's branched off to create SlingFin for the continuous pursuit of better, stronger equipment. His design skill and passion is sewn with every stitch of every SlingFin tent.






SLINGFIN




255
250
105
195
Out Door
GOLD
INDUSTRY AWARD 2013

FIG. 20

The Secret: Patented Webtruss ➔

Watch Martin's Award Winning Technology in Action

THE HONEYBADGER BACKPACK

This pack was designed to be a waterproof, durable and lightweight pack/backpack that could adapt its users needs. It's been dragged behind trucks, dropped out of planes, floated through whitewater rapids, and rappelled down waterfalls. Once the Honey Badger Pack comes online, we will expand distribution greatly which means more reps, more stores, and more online representation. Entering the backpack category presents a lower entry price and a much larger audience.








N
E
S
SLINGFIN







TAKE OUR PRODUCTS ON ANY ADVENTURE

Since inception, we've focused on the specialty tent market ($60M - $100M / year) to prove our technology and capture the customers that set trends. When they see our gear work in the most extreme conditions, people will know it will work anywhere. At SlingFin we make quality tools to help adventurers reach their goals and we're adapting that technology and design for the larger backpacking market.









HELP US GET TO THE PEAK

May 16th, 2016

Our vision is clear. We are driven to build, create, improve and solve design problems to provide exceptional gear for those of us that love to explore our beautiful earth. We have the team, experience, suppliers and IP. Take the journey with us by participating as an owner. We are creative, fun and have a knowledge base that is unsurpassed in the industry but we need your help.

With your participation we can grow without institutional funding and remain independently owned which will allow us the freedom to remain true to our vision and not answer to absentee owners. If you share our vision then please join us for the journey.

Enjoy the Ride!
Martin, Rich, Al, Paul, NoNo, Kendall

FOUNDER



Martin Zemitis

Co-Founder

One of the best tent designers in the business. 33-year industry veteran and gear guru. Developed award-winning products for industry leaders.

AND THE REST OF THE TEAM



Richard Ying

COO



Alan Tabor

Member in Board of Directors

Co-founder of Mountain Hardwear. 25+ years of experience in production planning, sales forecasting, information technology, CRM implementation, and Internet marketing for several outdoor companies.



Mark Erickson

Advisor

Former Vice President, The North Face



Robert Link

Professional Mountaineer/Design Advisor



Kendall De Jong

Marketing, Sales, PR & Social Media



Nolan Fritts

Tent and Gear Guru



Steve O'Meara

Advisor

Founder & CEO, Kokatat (formerly Blue Puma)

RAISED $344,650 FROM 128+ INVESTORS

Mark Erickson
Head of Design, VP of Sales and Marketing 1970-1988 at The North Face, President at Erickson Outdoors.

Paul Kramer
Extremely well respected 30-year veteran of the outdoor industry. Track record of growing companies to a successful exit. Former President of Sierra Designs and Co-Founder of Mountain Hardwear.

Helen Berenyi
Founder and CEO of Alphavest. Awarded "Top 40 Under 40" for Charleston, SC in 2012. Named "Most Influential Women in Business" by the Charleston Regional Business Journal.

Lhawang Dhondup
30+ Himalayan expeditions under his belt. Instrumental in climbing partner Babu Chiri's record-breaking speed ascent and later longest stay on the top of Mount Everest.

Hans Florine
Expert Speed Consultant, speaker, facilitator, designer, author, athlete, adventurer.

Bill Werlin
Outdoor Industry Veteran. Key roles: General Manager at Patagonia Japan, President at The North Face, President at Sierra Designs.

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is SlingFin? ^

We make the strongest tents in the world. We're an outdoor equipment company run by industry veterans that have a passion for making only the highest quality gear based on a lifetime of design, manufacturing, and user experience. We planted our flag at the top of the mountain (Mt. Everest to be exact!) and are working our way down while gaining a larger market presence in the process. We are about to release our first backpack and have plans to enter the apparel and sleeping bag categories as well.

Who are your customers? ^

We serve people that are serious about their adventures and their gear; our customers know what works and what doesn't. Backpackers, mountaineers, adventurers, explorers, guides, and outfitters look to SlingFin for gear that works when failure is not an option. These people go to some of the most inhospitable places on earth, use their gear all the time, and know what they can trust.

What gives Slingfin a competitive advantage? ^

Our founder Martin has spent over 30 years designing tents for the top brands in the world. His design skill and passion is sewn with every stitch of every SlingFin tent. We've solved design problems, have been awarded multiple utility patents, and provide strength and weight savings that simply aren't available elsewhere. Reviewers recognize this quality and have consistently pushed our gear to the forefront: in 2013, we were the only U.S. company to win the prestigious Gold Award at the Outdoor Show in Friedrichshafen Germany, Europe's largest outdoor gear show. Our technology is so good that professional guides use SlingFin tents as windbreaks to keep the other tent brands from collapsing in strong winds.

In addition, a lifetime of experimentation and design experience has resulted in SlingFin having some of the best (protectable) intellectual property in the industry. We solve design problems and offer solutions and technology that our competitors cannot. For example, we designed a new way of pitching tents through our invention, the WebTruss™. Now users can pitch the tent poles by first creating a rigid structure. The flysheet and tent body are added after the tent poles are locked in place by the WebTruss™, which allows users to pitch their tents in high winds and severe weather with ease. This is truly the next innovation in tent architecture -- we're extremely proud of this proprietary game changing step forward.

What makes Slingfin such a trustworthy brand?

Like we mentioned earlier, we make the strongest tents in the world in our weight class - period! Our founder Martin Zemitis designed the only tent used on the summit of the world's highest peak, Mount Everest. Babu Chiri Sherpa spent the night at over 29,000 ft above sea level (without supplemental oxygen) using our gear. He is the only person ever to spend a night on the summit of Mount Everest.

How are you spreading the word and marketing SlingFin?

From the beginning we've let the tents speak for themselves. The logo on our tents is our billboard in the mountains, because people remember what stands up to the elements. When a storm comes through Camp II on Mount Everest and our competitors' tents collapse while ours stand, people are quick to understand which brand makes gear that they can count on. Serious outdoors men and women come straight to us for their next tent because you can't afford to skimp when you're one degree away from freezing. Nothing advertises better quality than the difference between life and death. Being the last tent standing is our brand - we are the strongest tent in the mountains.

New customers also find us via gear reviews and word-of-mouth, which makes marketing costs are close to zero. We received an incredible gear review for one of our tents on a very popular blog called Indefinitely Wild (a Gizmodo website) and that launched our most popular tent, the 2Lite. Our new tent called the WindSaber will also be in Outside Magazine's "Gear Review" guide which has a very large audience. We are waiting on additional reviews to hit media outlets in time for the 2016 backpacking season. The more people hear about and learn about our gear, the larger our audience grows. The addition of crowdfunding equity will only help grow our army of evangelists.

Why did you start your own brand?

Quality and making gear that works is all that matters to us--that's what it's all about at SlingFin--but we didn't have the freedom to operate this way with our previous employers. We wanted to make truly great products and got sick of the race to the bottom in order to fill the price bucket targets retailers are asking for. Quality at so many brands has suffered after their founders retired or the company got bought out; the bottom line takes over and cost cutting cannibalizes brand quality. When quality suffers, the people that helped build the brand move on to where their experience and skills can contribute something to the field. At SlingFin we make quality tools help adventurers reach their goals.

Our users know that when you are on an 8,000 meter mountain in 100 mph+ winds, you are 1 mm away from being outside in the storm. No marketing department can help you if your tent fails. A tent is your house in the mountains and that house cannot fail; by running our own shop we can design and build tents as if lives depend on it - because they do.

What makes you so certain that SlingFin will succeed?

Our ethos, experience, and relationships allow us to design gear second to none. We're a design company first and not just a marketing operation. We hand craft and design everything we sell. Our CEO sits at the sewing machine himself and creates our designs and samples.

Second, we've spent over 30 years (100+ years collectively) learning the hard lessons, so we understand this space better than anyone else. Martin has been designing tents for top brands for 30 years, all the while being an avid user of his own products. Everything we do is by deliberate design, including creating our own plastic parts rather than buying them off the shelf, because we have the depth of experience to know what can go wrong and what needs to be done right. What some of the other companies don't understand is that it's often less expensive to do things right. Tent design is not something that is taught in schools; you have to have lived it, have an understanding of the tradeoffs, and have insight from the right mountaineers who will tell you what the problems are.

Third, we've done this before. We know how the game is played and we know everyone in the industry. We have a great track record through helping build several other legendary brands like The North Face, Sierra Designs, and Mountain Hardwear. Our advisory board is a "who's who" of the industry; we're one degree of separation away from any resource we need in the industry.

Where do you see yourself in the larger tent market?

At the moment, we're focused on extending our lead in the specialty tent market—which sells $60M - $100M annually— to prove our technology and capture the customers that set trends. When they see our gear work in the most extreme conditions, people will know it will work anywhere. Once we've won this market, we can apply our expedition-proven technology to a larger market segment of backpacks and adventurers.

How do you view the competition?

Many of the major brands have hollowed out their design capacity in search of lower costs. The outdoor industry as a whole is plagued by this disease: a regression from innovative design in pursuit of wider margins. But increasing marketing budget is no substitute for innovation.

Because the majority of our competitors aren't doing a lot of new and exciting things, they've had a hard time retaining their creative staff. This means that there aren't a lot of people left in the industry who know how to bring something really innovative to market, which has created an opening for us. Our competitors have deeper pockets and can offer more favorable terms to dealers, but we still find an overwhelming number of dealers coming to us because they want our unique product. We're focused on offering designs and solutions our customers want and our competitors cannot offer.

What are your expansion plans?

After five years of research & development and proving market fit, now is the time to accelerate our growth. We will use this investment to boost our factory order sizes, allowing us to take advantage of volume pricing and instantaneously increase our margin from 50% to nearly 60%. This inventory increase will also allow us to expand our dealer network and solve the repeated challenge we've faced in running out of inventory, which has put us in the unwelcome position of being unable to fill orders for $2,000 tents.

We're also looking to grow our marketing beyond the word-of-mouth that has propelled us to this point by expanding our online, social media, grassroots, and trade show presence. Finally, we're excited about the opportunity to apply our high-end technology to products that more and more people can use, such as expanding our ultralight tents and hardshell backpack, the "Honey Badger" Pack and Pannier.

Once the Honey Badger Pack and Pannier comes online, we will expand distribution greatly which means more reps, more stores, and more online representation. Entering the backpack category presents a lower entry price and a much larger audience. We will still focus on specialty distribution that understands how to represent a quality brand properly. Once we open our target specialty shops in the U.S. then we will look to larger specialty outlets.

Why create a hard shell backpack?

The Honey Badger backpack is a patented design unlike anything else in the market due to its versatility and efficiency. It was inspired by our experience in getting tents up to Everest base camp where we discovered that, after the tents were set up, there were a lot of duffel bags, wooden crates, and hard containers leftover from carrying the tents; the waste left at basecamp was overwhelming. We wanted to make an adaptable product that would let you carry gear up to basecamp, then reconfigure the bag and use it for another task.

We ended up with a semi-rigid exoskeleton with attachment points everywhere on the pack that allows you to carry nearly twice as much weight and volume as similarly sized packs. It also includes a separate waterproof inner bag that will protect your sensitive gear from getting wet. It's easy to carry, easy to pack, and extremely durable -- as proven by our development tests involving dragging it behind a truck and dropping it from an airplane.

We just sent our initial batch of packs to testers and product reviewers and are looking forward to rolling out sales later this year through our existing distribution network.

Who does your manufacturing?

We have a 30 year-old relationship with a Taiwanese manufacturing partner who has been producing tents since the 1950s. They're the best in the business. We use their factory in Vietnam because it has the most experienced sewing staff anywhere. They take great pride in their craftsmanship and have been a true partner in finding innovative ways to make our vision a reality.

What are your unit economics?

Our margin is currently 50% when selling to retailers - appreciably ahead of the industry average of 40% for hardgoods. Our margins triple when we sell direct-to-consumer through our website, because we can capture the full MSRP. Currently we sell half direct and half through the other channels. By carefully managing our SKUs and growth, we've been able to sustain these margins.

With this funding, we'll be able to take advantage of 10% minimum order quantity discounts which will expand margins further to ~60%. Given the quality of our gear and the difference it can make between life and death, it's unlikely we'll ever have to cheapen our brand with discounts. We are setting the standard which allows us to charge accordingly.

What is your distribution model?

We sell through specialty retailers all over the country and from our own website. We leverage our long-running industry relationships to connect with the specialty retailers at regional and national trade shows. Specialty shop owners get it because they see what we've delivered in the past at previous brands, understand the products that we're building now, and see our future vision. Dealers especially appreciate that we are not over distributed and the "street" price on our products is our MSRP. We are vigilant with our MAP policy which further strengthens our relationship with our specialty dealers.

What about International Distribution?

Internationally, we have a thriving business in South Korea. Our current plan is to expand to other countries via a licensee model. This business model is advantageous since the funds are bottom line dollars (15% of cost) without risk to SlingFin. Another advantage is that larger orders help with economies of scale and pricing.

Do you have plans to partner with larger distributors to sell your consumer grade tents?

Our focus is to partner with the right dealers that understand the SlingFin brand and our products - whether it be brick and mortar stores or online. We will remain true to the brand and our mission and not bend over for the big guys and their price bucket strategies. Rushing to get into big chains like REI sounds good to the general public, but in reality, that's a shortcut to bankruptcy.

What challenges are you facing right now?

We need working capital to help support our growth. In some cases, we're unable to fill orders because we don't have products in stock. We're also missing out on volume discounts because we don't have enough capital to increase our minimum order size. We're excited to move past the fundraising process and return full focus to our products. Finding capital that has the same vision as we do is a total time sink. We see crowdfunding for equity as a tremendous opportunity by matching the investors' vision with the company's vision.

What keeps you up at night?

I sleep like a baby because I live my life by doing right by people and the environment.

However, there are those nights when the realities of meeting payroll and growing a business interfere with my REM time. We have the margin, design, IP, manufacturing and distribution challenges handled, but matching cash flow to growth is the real challenge. Our goal is to become financially sustainable so we can grow organically and finance orders on time, while maintaining control of the company. We also need to continually find ways to communicate our superior design and value to consumers.

We are driven to be the best and that is a 24 hours-a-day job! What we are working on now will be seen 1, 2, or perhaps 5 years down the road and getting it right requires constant work. We have technology that will define the next generation of tents but there are just not enough hours in the day to make it happen, especially as the little guy. We have to work that much harder to break our way into the marketplace dominated by the big conglomerates. But that's also what drives us, so I see many sleepless nights going forward - not because of unrest, but because I'm eager to make a difference.

Why have you given your customers the chance to invest in Slingfin?

To date, our investors have been family, friends, mountaineers, and guides that share our vision. Unfortunately, there were also a lot of the above who do not qualify as an accredited investor, so they were not able to purchase shares, but have been supporting in other ways.

We're excited about the opportunity to broaden that pool and share our success with the users who are excited about what we're doing. "Democratizing investing" is a brilliant idea and will increase collective social good by supporting projects that people believe in. We love the idea of being able to invest in small companies that have double- and triple-bottom lines that we believe in. Crowdfunding for equity will change the way the most innovative and creative ideas will come to light. The solutions to the world's problems will come from the small innovators with great ideas and solutions and not from the boardrooms of transnational corporations that find change too costly or inconvenient to their long term plans.

If you share our vision then join us for a great ride! Although we're taking the road less explored, we will always take the high road. Be part of a journey that will change the way people experience the wildest places on earth!

Tell us about the team.

Our team is incredible - experienced, design driven, and obsessed with the gear, the outdoors, and the environment. In the same room we have industry veterans and young, fresh talent hungry to prove themselves.

Richard is our Director of Operations and a mechanical engineer from UCLA. His background is failure analysis; so he went from a world of figuring out why things failed, to helping design and produce products that won't. Rich is a terminator and genius at getting things done and done right.

Robert Link is our best gear user and consultant. He is a professional mountain guide and owner of Mountain-Link. We do not have enough room for his list of achievements. He knows how to throw down design challenges.

I'm Martin Zemitis, the CEO. Jack Gilbert (former VP of TNF and Founder of Mountain hardwear with Paul Kramer) used to call me a truant on a salary since I love to go whitewater rafting and fly fishing. I started my first outdoor company, Sierra Mountaineering, in 1976 while in high-school. My uncle sent me a heavy duty Pfaff 545 large bobbin sewing machine and that was the start of my career. I tell people I've never worked a day in my life because I love what I do.

Al Tabor is the founder at Mountain Hardwear and OutinUnderground.com, a website dedicated to telling stories of the history of the outdoor industry. He was Director of Operations and Information Systems at Mountain Hardwear. He has been playing an active role at SlingFin doing a bit of everything from strategic advising to occasional front end web development.

ASK A QUESTION

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ASK QUESTION

Will Lerner May 17

What are your sales estimates this year?



Richard Ying COO EMPLOYEE May 17

$350k - part of this raise is to fund additional inventory and production of some new designs

LIKE

Scott Fulk Jun 11

I'm genuinely interested in investing in your company, but I see the money has been coming in slowly. Is there any chance you'll offer an "Early Bird' discount on the SAFE for the first $75,000 raised? For example: a 2.5 million valuation cap with a 5% discount.



Richard Ying COO EMPLOYEE Jun 14

Hi Scott. We actually set our valuation cap on the low end to help reward the investors and effectively create a "discount". Hopefully, we can get your support.

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MORE QUESTIONS

RISKS SPECIFIC TO SLINGFIN

1. The shares are speculative investments which involve a substantial risk of loss.

2. The Company has been operating at a loss and may do so even after the fundraising.

3. There are significant restrictions on the transferability of the shares.

4. No federal or state agency has made any findings as to the fairness of the terms of the offering.

5. Any projections or... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

SlingFin is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?



Alan Tabor

1st

Strategic Adviser, Consultant, Web Developer
San Francisco Bay Area | Sporting Goods

Current: SlingFin, Inc., Twin Peaks Consulting, OutInUnder.com
Previous: Mountain Hardwear, Sierra Designs, Flagship

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366 connections

https://www.linkedin.com/in/alan-tabor-b19326

Contact Info

Relationship

Note | Reminder | Tag

Connected 4/1/2016 — 1 month ago

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Background

Summary

My career has all been in the Outdoor Industry. I was one of the founders of Mountain Hardwear.

Career summary: First I did the processes. Next, I graduated to modeling and automating them as the computer revolution took hold and matured. Finally, I ended up building broad models to integrate the interaction of information systems and material processes (supply chains, corporate information flow, consumer demand) and used that to take limited resources and maximize business impact.

Foci: Operational Processes. Modeling, Games, Coding, Stories, Systems Integration, Systems Analysis, Miscellaneous and every changing software languages and tools, Strategic Integration. Appropriate Technology. Fun.

Experience

Board Member, Strategic Advisor
SlingFin, Inc.
January 2013 – Present (3 years 5 months) | Berkeley CA

SlingFin makes expedition tents, arguably the best on the planet, as well as a wider range of backpacking and camping equipment.

Principal
Twin Peaks Consulting
January 2011 – Present (5 years 5 months) | San Francisco Bay Area

Strategic Adviser focused on the implementation side of business: operations, structure, supply chain management. I specialize in information rich environments for product design, planning, and sourcing.

Primary vertical: 'Outdoor Industry', i.e. human powered sports.

Background: co-founder of Mountain Hardwear with responsibility for operations, information systems, and demand planning.

Ideal gig: a very short engagement to facilitate taking a step back to review the interaction of external demands, information inflow, and the internal decision making and modeling processes that cluster along the supply chain.



Martin Zemitis

2nd

President / CEO at SlingFin, Inc.
United States

Previous: Expedition Technology, Mountain Hardwear, Sierra Designs
Education: University of California, Davis

Connect

500+ connections

https://www.linkedin.com/in/martin-zemitis-14b83469

Background

Summary

☛ SlingFin is a design shop dedicated to providing the best possible gear to backpackers, climbers, mountaineers, and outdoor enthusiasts. Our success has been recognized in reviews and by a prestigious Gold Award at ISPO. Our gear is used in the most extreme environments on earth.

☛ SlingFin is seeking angel investment to leverage key tent and backpack patents and expand our offering into a complete range of top-quality outdoor gear. We started at the top of the mountain and are building out.

My history:

I created my first designs and and co-founded my first outdoor business while in high school.

I was one of the Founders at Mountain Hardwear leaving Sierra Designs with 6 others to start a new company. Prior to Sierra Designs, I designed equipment for The North Face.

We sold MHW to to Columbia Sportswear in 2003. I continued to work at MHW until 2009 but became increasingly unhappy as our focus became more and more diluted.

SlingFin:

We are a group of men and women with one goal; design, develop and bring to market the highest quality outdoor products ever created.

We are enthusiasts with passion to experience the natural world around us, to follow the trail of previous expeditions and seek beyond those boundaries and lead a path to demand greater performance and reliability in outdoor equipment.

We love adding members who share our vision to the SlingFin family.



The JOBS Act: Becoming a nati…

Experience

President / CEO
SlingFin, Inc.
March 2010 – Present (6 years 3 months) | Berkeley



Volume: Adding a New Dimension



The JOBS Act: Becoming a nati…



Paul Kramer

2nd

Chief Operating Officer at CNW, LLC

Berkeley, California | Sporting Goods

Current SlingFin, Inc., CNW, LLC

Previous Mountain Hardwear, Sierra Designs

Connect | Send Paul InMail

75 connections

https://www.linkedin.com/in/paul-kramer-701b3a10a

Background

Experience

Board Member
SlingFin, Inc.
July 2013 – Present (2 years 11 months) | Berkeley, CA

Chief Operating Officer
CNW, LLC
January 2013 – Present (3 years 5 months) | San Francisco Bay Area

CNW, LLC is a start-up developing catalytic heating systems for the outdoor and consumer markets.

Co-Founder, VP of Design, Production, Sourcing, Purchasing, Warrantee
Mountain Hardwear
October 1993 – September 2005 (12 years) | San Francisco Bay Area

Various including President, Head of Design
Sierra Designs
May 1971 – October 1993 (22 years 6 months)


Berkeley

Richard Ying

3rd

Mechanical or Industrial Engineering Professional

Berkeley, California | Design

Current	SlingFin, Inc.
Previous	Institute of Risk and Safety Analyses
Education	University of California, Los Angeles

Send Richard InMail

86 connections

https://www.linkedin.com/in/richard-ying-71386520

Background

Experience

COO

SlingFin, Inc.

January 2013 – Present (3 years 5 months) | Berkeley, CA

Senior Forensic Scientist

Institute of Risk and Safety Analyses

June 1998 – December 2009 (11 years 7 months)

Expert Witness for the Institute of Risk and Safety Analyses in accident reconstruction, computer simulation, biomechanics, premises liability, and product liability. Employed the disciplines of accident reconstruction to assess code compliance, alternative designs, safety practices and procedures, vehicular kinematics, and graphical simulation as they related to post-accident evaluation. Extensive testing and evaluation using force plates and accelerometers.

Languages

Chinese